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                                                       EXHIBIT 16


                       [Deloitte & Touche LLP Letterhead]



August 31, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of ASA International, Inc. dated August 30, 1995, except that we have no basis for commenting on the contents of the last sentence of the first paragraph.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP